  EXHIBIT 10.1

Converde Energy USA, Inc.

Preferred Share Purchase Agreement

September 15, 2015

PREFERRED STOCK PURCHASE AND SALE AGREEMENT

THIS PREFERRED STOCK PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of September 15, 2015, by and among, Converde, Inc., an Ontario corporation (“Seller”) and Amazonica Corp., also a Nevada corporation (“Buyer”).

WHEREAS, Seller wishes to sell and Buyer wishes to accept exactly two hundred fifteen million four hundred ninety eight thousand seven hundred forty five (215,498,745) shares of Series A Preferred Stock of Converde Energy USA, Inc., (“XFUL”, the shares are herein referred to as the “XFUL Shares”) in exchange for one (1) share of Series A Preferred stock of the Buyer (the “AMZZ Stock”).

WHEREAS, the Parties have conducted their independent due diligence and determined that the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth herein, would be advantageous and beneficial to their respective interests.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1	Purchase and Sale of Preferred Stock.

1.1

Sale and Issuance of Preferred Stock. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase at the Closing and Seller agrees to sell and issue to Buyer at the Closing exactly two hundred fifteen million four hundred ninety eight thousand seven hundred forty five (215,498,745) shares of Series A Preferred Stock of Converde Energy USA, Inc. , par value $0.001 per share, for the following consideration (the “Purchase Price”):

a.

Exactly one (1) share of Series A Preferred stock of Amazonica Corp., par value $0.0001 (the “AMZZ Shares”) who’s designation, duly filed with the state of Nevada provides for voting rights equal to exactly four (4) times the voting rights of all issued and outstanding common stock. The AMZZ Shares have no rights to conversion; and

b.	AMZZ further agrees to assume and all outstanding promissory notes detailed under Schedule A, attached hereto (the “XFUL Debt”).

1.2

Closing; Delivery. The purchase and sale of the XFUL Shares shall take place at the offices of Seller (or remotely via the exchange of documents and signatures), at 2:00 p.m., on September 15 2015, or at such other time and place as Seller and Buyer mutually agree upon in writing (which time and place are designated as the “Closing”). At the Closing, Seller shall deliver to Buyer a certificate representing the Shares and registered in the name of Buyer against payment of the Purchase Price therefor by Buyer, and Buyer shall deliver to Seller evidence of ownership of the AMZZ Shares in the name of Seller or Seller’s assignee and Buyer shall issue new promissory notes to each holder of the holders of XFUL debt.

2	Representations and Warranties of Seller.

Seller hereby represents and warrants to Buyer that:

2.1

Organization, Good Standing, Corporate Power and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Provence of Ontario and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, to issue, sell and deliver the Shares.

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2.2	Ownership. The XFUL Shares are validly issued to and held by the Seller in accordance with the laws of the state of Nevada and have no claims, liens or encumbrances otherwise.

2.3

Authorization. All corporate action required to be taken by XFUL’s Board of Directors and stockholders in order to authorize Seller to enter into the Agreement and the Other Transaction Documents as may be defined herein and to issue the Shares at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of Seller necessary for the execution and delivery of the Agreement and the Other Transaction Documents, the performance of all obligations of Seller under the Agreement and Other Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Agreement and the Other Transaction Documents, when executed and delivered by Seller, shall constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their terms.

2.4

Investment Representations. Seller understands that the AMZZ Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Buyer also understands that the AMZZ Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Buyer’s representations contained in the Agreement. Buyer hereby represents and warrants as follows:

a.

Seller Bears Economic Risk. Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Seller so that it is capable of evaluating the merits and risks of its investment in Seller and has the capacity to protect its own interests. Buyer must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Buyer understands that Seller has no present intention of registering the Shares. Buyer also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Buyer to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Buyer might propose.

b.

Acquisition for Own Account. Seller is acquiring the Shares for Seller’s own account for investment only, and not with a view towards their distribution within the meaning of Section 2(11) of the Securities Act.

c.

Disclosure of Information. Seller has had an opportunity to discuss Buyer’s business, management, financial affairs and the terms and conditions of the offering of the AMZZ Shares with Buyers’s directors, officers and management and Buyer has utilized such access to Seller’s satisfaction. Seller further acknowledges that it has been provided with and given an opportunity to fully review and ask questions regarding the transaction. As a result, Seller believes it has sufficient knowledge about the business, management and financial affairs of Buyer, the planned used of proceeds of the Purchase Price, the terms and conditions of this Agreement, the Certificate, Bylaws and other Transaction Documents, the terms and conditions of the receipt of AMZZ Shares contemplated hereby, and any other relevant matters, to make an informed investment decision regarding an investment in Buyer and the receipt of the AMZZ Shares contemplated hereby. Seller acknowledges and agrees that (a) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Buyer herein and (b) neither Seller nor any other person has made any representation or warranty as to Buyer or this Agreement or the Transaction Documents, except as expressly set forth herein.

d.	Accredited Investor. Seller represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

e.

No General Solicitation. Neither Seller, nor any of its managers, officers, employees, agents, or members has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the AMZZ Shares.

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f.

Rule 144. Seller acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Buyer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

g.	No Public Market. Seller understands that no public market now exists for the AMZZ Shares, and that Seller has made no assurances that a public market will ever exist for the AMZZ Shares.

2.5	Legend. Each certificate representing a Share will bear a legend to the following effect unless Seller determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

3	Representations and Warranties of Converde Energy USA, Inc.

Converde Energy USA, Inc. (“XFUL”) hereby represents and warrants to Buyer that:

3.1	Capitalization. The authorized capital of XFUL consists, immediately prior to the Closing, of:

a.

5,000,000,000 shares of Series A common stock, $0.001 par value per share (the “Common Stock”), 21,382,184 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Seller holds no treasury stock in its treasury.

b.

250,000,000 shares of Series B common stock, $0.001 par value per share (the “Series B Common Stock”), 56,000,000 shares of which are issued and outstanding. All the outstanding shares of Series B Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Series B Common Stock was properly designated via a Certificate of Designation with the state of Nevada, where the rights and privileges are stated, a copy of which is attached hereto as Exhibit A.

c.

750,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), 215,498,745 shares of which are issued and outstanding. All of the Preferred Stock has been duly authorized, are fully paid and nonassessable and were issued in compliance wit hall applicable federal and state securities laws. The Preferred Stock was properly designated via Certificate of Designation with the state of Nevada where the rights and privileges are stated, a copy of which is attached hereto as Exhibit B.

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3.2

Authorization. All corporate action required to be taken by XFUL’s Board of Directors and stockholders in order to authorize Seller to enter into the Agreement and the Other Transaction Documents and to issue the XFUL Shares at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of Seller necessary for the execution and delivery of the Agreement and the Other Transaction Documents, the performance of all obligations of Seller under the Agreement and Other Transaction Documents to be performed as of the Closing, and the issuance and delivery of the XFUL Shares has been taken or will be taken prior to the Closing. The Agreement and the Other Transaction Documents, when executed and delivered by XFUL, shall constitute valid and legally binding obligations of XFUL, enforceable against XFUL in accordance with their terms.

3.3

Valid Issuance of Shares. The XFUL Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Seller. The XFUL Shares will be issued in compliance with all applicable federal and state securities laws.

3.4

Corporate Documents; Non-Contravention. The Certificate and Bylaws of XFUL are in the form provided to Buyer. The execution, delivery and performance of this Agreement and Other Transaction Documents, and the consummation by Seller of the transactions contemplated hereby and thereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Certificate or Bylaws of XFUL or the articles of incorporation, charter, bylaws or other governing instrument of any subsidiary of XFUL.

4	Representations and Warranties of Buyer.

Buyer hereby represents and warrants to Seller that:

4.1

Authorization. All corporate action required to be taken in order to authorize Buyer to enter into the Agreement and the Other Transaction Documents and to purchase the XFUL Shares at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of Buyer necessary for the execution and delivery of the Agreement and Other Transaction Documents, the performance of all obligations of Buyer under the Agreement and Other Transaction Documents to be performed as of the Closing, and the payment of the Purchase Price have been taken or will be taken prior to the Closing. The Agreement and the Other Transaction Documents, when executed and delivered by Buyer, shall constitute valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

4.2

Non-Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of Buyer or the articles of incorporation, charter, bylaws or other governing instrument of any subsidiary of Buyer.

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4.3

Investment Representations. Buyer understands that neither the Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Buyer also understands that the XFUL Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Buyer’s representations contained in the Agreement. Buyer hereby represents and warrants as follows:

a.

Buyer Bears Economic Risk. Buyer has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Seller so that it is capable of evaluating the merits and risks of its investment in XFUL and has the capacity to protect its own interests. Buyer must bear the economic risk of this investment indefinitely unless the XFUL Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Buyer understands that XFUL has no present intention of registering the XFUL Shares. Buyer also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Buyer to transfer all or any portion of the XFUL Shares under the circumstances, in the amounts or at the times Buyer might propose.

b.

Acquisition for Own Account. Buyer is acquiring the XFUL Shares for Buyer’s own account for investment only, and not with a view towards their distribution within the meaning of Section 2(11) of the Securities Act.

c.

Disclosure of Information. Buyer has had an opportunity to discuss XFUL’s business, management, financial affairs and the terms and conditions of the offering of the XFUL Shares with Seller’s directors, officers and management and Buyer has utilized such access to Buyer’s satisfaction. Buyer further acknowledges that it has been provided with and given an opportunity to fully review and ask questions about the business of XFUL. As a result, Buyer believes it has sufficient knowledge about the business, management and financial affairs of XFUL, the terms and conditions of this Agreement, the Certificate, Bylaws and other Transaction Documents, the terms and conditions of the purchase of XFUL Shares contemplated hereby, and any other relevant matters, to make an informed investment decision regarding an investment in Seller and the purchase of XFUL Shares contemplated hereby. Buyer acknowledges and agrees that (a) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller herein and (b) neither Seller nor any other person has made any representation or warranty as to Seller or this Agreement or the Transaction Documents, except as expressly set forth herein.

d.	Accredited Investor. Buyer represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

e.

No General Solicitation. Neither Buyer, nor any of its managers, officers, employees, agents, or members has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

f.

Rule 144. Buyer acknowledges and agrees that the XFUL Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about XFUL, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

g.	No Public Market. Buyer understands that no public market now exists for the XFUL Shares, and that Seller has made no assurances that a public market will ever exist for the XFUL Shares.

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4.4	Legend. Each certificate representing a XFUL Share will bear a legend to the following effect unless Seller determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

5	Conditions to Closing.

5.1	The obligations of Seller to sell Shares to Buyer at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a.	The representations and warranties of Buyer contained herein shall be true and correct in all respects as of such Closing;

b.	Buyer shall have executed and present to Seller those promissory notes representing debts assumed by the Buyer pursuant to this agreement identified under Schedule A;

c.	Management of the Buyer shall provide a duly executed resignation and simultaneous Resolution of the Board of Directors of the Buyer;

d.	appointing new members of the Board of Directors and Officers of the Buyer identified under Schedule B, attached hereto.

5.2	The obligations of Buyer to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

a.	The representations and warranties of Seller contained in Section 2 shall be true and correct in all respects as of such Closing;

b.	Seller shall ensure that all parties listed under Schedule A have approved the assumption of debts owed by the Buyer;

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6	Miscellaneous.

6.1	Survival of Warranties.

Unless otherwise set forth in this Agreement, the representations and warranties and covenants of Seller and Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2	Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3	Governing Law.

This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the state of Nevada, without regard to conflict of law principles that would result in the application of any other laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Nevada. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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6.4	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

6.5	Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6	Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7	Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

6.8	Fees and Expenses.

Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

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6.9	Interpretation.

Seller and Buyer each acknowledge that they have been, or have had the opportunity to be, represented by legal counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties

6.10	Amendments and Waivers.

Any provision of this Agreement may be amended or waived if, but only if such amendment or waiver is in writing and is duly executed and delivered by Seller and Buyer. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.11	Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.12	Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.13	Entire Agreement.

This Agreement (including the Exhibits hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature Page to Follow]

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Converde Energy USA, Inc.
Preferred Share Purchase Agreement

September 15, 2015

IN WITNESS WHEREOF, the parties have executed this Series C Preferred Stock Purchase and Sale Agreement as of the date first written above.

SELLER:

Converde, Inc.

By:	/s/ Michael McLaren
Name:	Michael McLaren
Title:	Chief Executive Officer
Address:	120 H Turnbull Crt. Cambridge Ontario N1T 1H9

BUYER:

Amazonica Corp.

By:	/s/ Michael Sourso
Name:	Michael Soursos
Title:	CEO
Address:

SCHEDULE 1.1( b)

Assumed Debts

Note Holder	Total Owed
Michael Brierley	198,479.15
Mark Brierley	18,781.05
Union Capital	76,549.67
JSJ Investments	54,000.00
6361811 Canada Inc.	25,487.57
Greg Traina	22,500.00
Eilers Law Group PA.	12,500.00
Eilers Law Group PA. (S1 Payment)	20,000.00
Michael McLaren formerly Premier Capital	505,586.00

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SCHEDULE 5.1(d)

Appointed Officers and Directors

Directors

Director	Position
Pierre Besuchet
Michael McLaren	CEO
Sigmund Friberg

Officer

Officer	Position
Michael McLaren	CEO
Issac Voss	President, COO